Exhibit 99.1

Harvard Bioscience Announces Second Quarter 2020 Financial Results

Accelerated cost reduction, cash conservation actions drive increased operating income, reduced net debt

•	Operating Income up sequentially and year-over-year on both GAAP and adjusted basis
•	Cost reduction programs offset expected declines in Academic markets
•	Net Debt reduced by $2.2 million in Q2

HOLLISTON, Mass., August 5, 2020 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the three and six months ended June 30, 2020.

Jim Green, Chairman and CEO said, “Anticipating academic labs around the world would likely experience pandemic-related shutdowns similar to what we saw in China, we took immediate and decisive cost actions. These actions, combined with planned in-progress restructuring programs, reduced overall cost of operations to deliver sequential and year-over-year adjusted operating income growth.”

Green concluded, “The continued growth from CRO/pharma customers, reopening of academic labs and our lower cost of operation, are expected to drive solid operating margins throughout the rest of 2020. All told, we expect adjusted operating margins for the second half of 2020 to be in line with our original targets set in September 2019.”

Quarterly Financial Results Summary
	Q2'20	Q1'20	Q2'19

Revenue	$23.3 million	$23.8 million	$29.6 million

Operating Income (Loss) (GAAP)	$0.6 million	($3.3) million	$0.2 million
Adjusted Operating Income / Margin	$4.1 million / 17.7%	$0.5 million / 2.0%	$3.4 million / 11.5%

Diluted EPS (GAAP)	($0.04)	($0.12)	($0.01)
Adjusted Diluted EPS	$0.05	($0.01)	$0.04

Net Debt*	$42.1 million	$44.3 million	$51.3 million

*Debt outstanding less cash and cash equivalents

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, and diluted earnings per share. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. You can access the live conference call by dialing the following phone numbers: toll-free 1 (877) 303-7611 or international 1 (970) 315-0445 and referencing the conference ID# 4458189.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted net income, and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, gains or losses from divestitures, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted operating income, adjusted net income (loss), and adjusted earnings (loss) per diluted share are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and clinical research organizations. With operations in North America and Europe, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019

Revenues	23,308	$23,771	$29,584
Cost of revenues	9,452	10,789	13,629
Gross profit	13,856	12,982	15,955

Operating expenses:
Sales and marketing expenses	4,279	5,579	5,770
General and administrative expenses	5,670	6,759	4,809
Research and development expenses	1,897	2,490	2,771
Amortization of intangible assets	1,454	1,427	1,436
Impairment charges	-	-	941
Total operating expenses	13,300	16,255	15,727

Operating income (loss)	556	(3,273)	228

Other expense:
Interest expense, net	(1,233)	(1,299)	(1,376)
Other income (expense), net	(191)	111	16
Other expense, net	(1,424)	(1,188)	(1,360)

Loss before income taxes	(868)	(4,461)	(1,132)
Income tax provision (benefit)	713	55	(885)
Net loss	(1,581)	$(4,516)	$(247)

Loss per common share:
Basic loss per share	(0.04)	$(0.12)	$(0.01)

Diluted loss per share	(0.04)	$(0.12)	$(0.01)

Weighted average common shares:
Basic	38,468	38,329	37,736

Diluted	38,468	38,329	37,736

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Six Months Ended
	June 30, 2020	June 30, 2019

Revenues	$47,079	$57,786
Cost of revenues	20,241	25,677
Gross profit	26,838	32,109

Operating expenses:
Sales and marketing expenses	9,858	12,076
General and administrative expenses	12,429	10,612
Research and development expenses	4,387	5,506
Amortization of intangible assets	2,881	2,866
Impairment charges	-	941
Total operating expenses	29,555	32,001

Operating (loss) income	(2,717)	108

Other expense:
Interest expense, net	(2,532)	(2,781)
Other income (expense), net	(80)	(253)
Other expense, net	(2,612)	(3,034)

Loss before income taxes	(5,329)	(2,926)
Income tax provision (benefit)	768	(309)
Net loss	$(6,097)	$(2,617)

Loss per common share:
Basic loss per share	$(0.16)	$(0.07)

Diluted loss per share	$(0.16)	$(0.07)

Weighted average common shares:
Basic	38,389	37,683

Diluted	38,389	37,683

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheet Information

(unaudited, in thousands)

	June 30, 2020	December 31, 2019

Assets
Cash and cash equivalents	$2,629	$8,335
Accounts receivables	14,710	20,704
Inventories	23,181	22,061
Other current assets	3,582	2,472
Total current assets	44,102	53,572
Property, plant and equipment	4,222	4,776
Goodwill and other intangibles	92,453	95,786
Other assets	9,908	10,736
Total assets	$150,685	$164,870

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,807	$6,900
Other current liabilities	19,856	18,412
Total current liabilities	22,663	25,312
Long-term debt	40,921	46,917
Other long-term liabilities	11,033	10,947
Stockholders’ equity	76,068	81,694
Total liabilities and stockholders’ equity	$150,685	$164,870

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Cash Flow Information

(unaudited, in thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019

Cash flows from operating activities:
Net loss	$(6,097)	$(2,617)
Changes in operating assets and liabilities	5,296	(1,267)
Other adjustments to operating cash flows	6,045	6,551
Net cash provided by operating activities	5,244	2,667

Cash flows from investing activities:
Additions to property, plant and equipment	(524)	(423)
Dispositions	-	1,020
Other investing activities	-	(9)
Net cash (used in) provided by investing activities	(524)	588

Cash flows from financing activities:
Proceeds from issuance of debt	6,115	2,300
Repayments of debt	(16,411)	(8,503)
Other financing activities	(75)	(334)
Net cash used in financing activities	(10,371)	(6,537)

Effect of exchange rate changes on cash	(55)	43
Decrease in cash and cash equivalents	(5,706)	(3,239)
Cash and cash equivalents at the beginning of period	8,335	8,173
Cash and cash equivalents at the end of period	$2,629	$4,934

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019

GAAP operating income (loss)	$556	$(3,273)	$228
Stock-based compensation expense	769	793	615
Severance, restructuring and acquisition costs	1,287	1,471	138
Acquired intangible assets amortization and impairments	1,455	1,427	2,378
Non-cash expense - acquisition accounting	53	57	57
Adjusted operating income	$4,120	$475	$3,416

GAAP operating margin	2.4%	-13.8%	0.8%

Adjusted operating margin	17.7%	2.0%	11.5%

GAAP net loss	$(1,581)	$(4,516)	$(247)
Stock-based compensation expense	769	793	615
Severance, restructuring and acquisition costs	1,287	1,471	138
Acquired intangible assets amortization and impairments	1,455	1,427	2,378
Non-cash expense - acquisition accounting	53	57	57
Income taxes (A)	103	287	(1,352)
Adjusted net income (loss)	$2,086	$(481)	$1,589

GAAP loss per common share	$(0.04)	$(0.12)	$(0.01)
Adjusted items after tax per share assuming dilution	0.09	0.11	0.05
Adjusted diluted earnings (loss) per common share	$0.05	$(0.01)	$0.04

(A)    Income taxes includes the tax effect of the adjustments to GAAP results

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Six Months Ended
	June 30, 2020	June 30, 2019

GAAP operating (loss) income	$(2,717)	$108
Stock-based compensation expense	1,562	1,202
Severance, restructuring and acquisition costs	2,758	632
Acquired intangible assets amortization and impairments	2,882	3,808
Non-cash expense - acquisition accounting	109	178
Adjusted operating income	$4,594	$5,928

GAAP operating margin	-5.8%	0.2%

Adjusted operating margin	9.8%	10.3%

GAAP net loss	$(6,097)	$(2,617)
Stock-based compensation expense	1,562	1,202
Severance, restructuring and acquisition costs	2,758	632
Acquired intangible assets amortization and impairments	2,882	3,808
Non-cash expense - acquisition accounting	109	176
Income taxes (A)	391	(953)
Adjusted net income	$1,605	$2,248

GAAP loss per common share	$(0.16)	$(0.07)
Adjusted items after tax per share assuming dilution	0.20	0.13
Adjusted diluted earnings per common share	$0.04	$0.06

(A)   Income taxes includes the tax effect of the adjustments to GAAP results